Exhibit (a)(3)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Alternative Investment Partners Absolute Return Fund II P (the “Trust”)

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The name of the Trust is hereby amended to:	AIP Multi-Strategy Fund P.

3.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of March, 2010 A.D.

By:	/s/ Frank L. Bowman
Frank L. Bowman
Trustee

By:	/s/ Michael Bozic
Michael Bozic
Trustee

By:	/s/ Kathleen A. Dennis
Kathleen A. Dennis
Trustee

By:	/s/ Dr. Manuel H. Johnson
Dr. Manuel H. Johnson
Trustee

By:	/s/ Joseph J. Kearns
Joseph J. Kearns
Trustee

By:	/s/ Michael F. Klein
Michael F. Klein
Trustee

By:	/s/ Michael E. Nugent
Michael E. Nugent
Trustee

By:	/s/ W. Allen Reed
W. Allen Reed
Trustee

By:	/s/ Fergus Reid
Fergus Reid
Trustee

By:	/s/ James F. Higgins
James F. Higgins
Trustee